DECLARATION OF TRUST


     This DECLARATION OF TRUST, dated as of January 27, 1997, among (i) U.S.B. Holding Co., Inc., a Delaware corporation, as "Depositor", (ii) Chase Manhattan Bank Delaware, not in its individual capacity but solely as trustee of the Trust (the "Delaware Trustee"), (iii) Thomas E. Hales, an individual employed by the Depositor, not in his individual capacity but solely as an administrative trustee of the trust, (iv) Michael H. Fury, an individual employed by the Depositor, not in his individual capacity but solely as an administrative trustee of the trust, (v) Raymond J. Crotty, an individual employed by the Depositor, not in his individual capacity but solely as an administrative trustee of the trust, and (vi) Steven T. Sabatini, an individual employed by the Depositor, not in his individual capacity but solely as an administrative trustee of the trust (each of such trustees in (ii), (iii), (iv), (v) and (vi) a "Trustee" and collectively, "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as Union State Capital Trust I, (the "Trust") in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees hereby are authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

     3. The  Depositor  and the Trustees will enter into an amended and restated
Declaration of Trust (the "Amended and Restated Declaration of Trust"), satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to and defined therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to prepare a final offering memorandum (the "Offering Memorandum") in relation to the offering and sale of the Capital Securities (a) to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and
(b) to institutional  "accredited investors" (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act); (ii) to make all necessary filings and applications to have the Capital Securities eligible for trading in the Private Offering, Resales, and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc.; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under the securities or "Blue Sky" laws; and
(iv) to execute on behalf of the Trust such purchase agreement with one or more initial purchasers relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable.

     5. This Declaration of Trust may be executed in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

     6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees may be determined from time to time by a written instrument signed by the Depositor that may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to the Depositor.

     7. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

     8. (a) The Delaware Trustee shall not be liable, responsible or accountable for damages or otherwise to the Trust, the Depositor, the other Trustees or any holder of the Capital Securities for a loss, damage or claim incurred by reason of any act or omission performed or omitted by the Delaware Trustee in good faith on behalf of the Trust and in a manner the Delaware Trustee reasonably believed to be within the scope of authority conferred on the Delaware Trustee by this Declaration of Trust or by law, except that the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Delaware Trustee's gross negligence or willful misconduct with respect to such acts or omissions.

     (b) The Delaware Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Delaware Trustee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Capital Securities might properly be paid.

     9. The Depositor agrees, to the fullest extent permitted by applicable law, from the date hereof until the Depositor and the Trustees enter into the Amended and Restated Declaration of Trust:

     (a) to indemnify and hold harmless the Delaware Trustee, or any of its officers, directors, stockholders, employees, representatives or agents, from and against any loss, damage, liability, tax penalty, expense or claim of any kind or nature whatsoever incurred by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by the Delaware Trustee in good faith on behalf of the Trust in a manner reasonably believed to be within the scope of authority conferred on the Delaware Trustee by this Declaration of Trust, except that the Delaware Trustee shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of its gross negligence or willful misconduct with respect to such acts or omissions; and

     (b) to advance expenses (including the fees and expenses of counsel) incurred by the Delaware Trustee in defending any claim, demand, action, suit or proceeding from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

     10. The provisions of Section 9 hereof shall survive the termination of this Declaration of Trust or the earlier resignation or removal of the Delaware Trustee.

     11. The Trust may terminate without issuing any Capital Securities at the election of the Depositor.

     12. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Declaration  of
Trust to be duly exercised as of the day and year first written above.

                               U.S.B. HOLDING CO., INC.,
                               as Depositor


                               By:      /s/ Thomas E. Hales
                                  Name:Thomas E. Hales
                                  Title:

                               CHASE MANHATTAN BANK
                                 DELAWARE, not in its individual
                                 capacity but solely as Trustee


                               By:      /s/ John J. Cashin
                                  Name: John J. Cashin
                                  Title:

                               Thomas E. Hales,
                               not in his individual capacity
                               but solely as Administrative Trustee


                                  /s/ Thomas E. Hales


                               Michael H. Fury,
                               not in his individual capacity
                               but solely as Administrative Trustee


                                  /s/ Michael H. Fury




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                                  Raymond J. Crotty,
                                  not in his individual capacity
                                  but solely as Administrative Trustee


                                     /s/ Raymond J. Crotty


                                  Steven T. Sabatini,
                                  not in his individual capacity
                                  but solely as Administrative Trustee


                                     /s/ Steven T. Sabatini